UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PDK Energy Inc

----------------------------------------------

(Name of small business issuer in its charter)

              Mississippi

2086

27-3054731

---------------- ---------------------------- ----------------

              (State or other         (Primary Standard Industrial    (I.R.S. Employer

               jurisdiction of           Classification Code Number)    Identification

                incorporation                                               Number)

                or organization)

----------------------------------------------------------------------

2911 Hilltop Drive Ann Arbor, MI 48103

734-274-9403

(Address and telephone number of registrant's principal executive offices and principal place of business)

Eric Joffe

President and Chief Executive Officer

----------------------------------------------------------

(Name, address, and telephone number of agent for service)

Please send correspondence to:

Angela Collette Esq.

1500 Leestown Road Ste. 312

Lexington Kentucky, 40511

859-402-7144

FAX: 859-263-9578

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer o Accelerated Filer o Non-accelerated filer o Smaller reporting company X

CALCULATION OF REGISTRATION FEE

============================================================================================================

                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |

Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of

 Shares to be Registered   |     Registered     |     Per Share(1)     |   Offering Price   | Registration Fee

------------------------------------------------------------------------------------------------------------

 Common Stock, $.001 par   |                    |                      |                    |

  value..................  |  2,000,000 shares  |        $0.01         |      $20,000      |      $8.70

------------------------------------------------------------------------------------------------------------

 Total...................  | 2,000,000 shares  |        $0.01         |      $20,000      |      $8.70

============================================================================================================

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

PDK Energy Inc.

2,000,000 Shares of Common Stock

Price per share: $0.01

Total cash proceeds if all shares are sold: $20,000

      This is our initial public offering. We are offering up to 2,000,000 shares of our common stock at a price of $0.01 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our officer.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officer will attempt to sell the shares. This Prospectus will permit our officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Our officer will sell the shares. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. This bank account will not be an escrow account and that the funds in the account will be subject to attachment by creditors. This is a “best efforts” offering which means that there is no requirement that we sell a specified number of shares before the proceeds of the offering become available for our use. Further, there are no provisions for the return of funds to investors if only a nominal amount of shares are sold in the offering. We may only receive minimal proceeds from this offering.

 The shares will be offered at a price of $0.01   per share for a period of three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of directors for an additional one hundred eighty (180) days.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

The purchase of our shares involves substantial risk. See “Risk Factors” beginning on page 3 for a discussion of risks to consider before purchasing our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS August 9, 2010

Table of Contents

Prospectus Summary	1
Risk Factors	3
Special Note Regarding Forward-Looking Information	14
Capitalization	14
Use of Proceeds	15
Determination of Offering Price	16
Dilution	16
Plan of Distribution and Terms of the Offering	19
Legal Proceedings	21
Director, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	21
Description of Securities	22
Interest of Named Experts and Counsel	24
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	24
Description of Business	24
Reports to Stockholders	30
-
Facilities	32
Certain Relationships and Related Party Transactions	32
Market for Common Equity and Related Stockholders Matters	32
Dividends	32

Executive Compensation	34
Shares Eligible for Future Sale	35

Index to Financial Statements
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-11

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “PDK Energy,” and “PDK ” refer to PDK Energy Inc..

PDK Energy Inc. was incorporated on July 23, 2010 in the State of Mississippi. We commenced operations in July 2010.  PDK Energy Inc. is a development stage company focused on developing, marketing and distributing unique beverage brands for the youth and energy drink markets.

Our product is expected to be called Gogoplata Energy Drink. It is our intention to direct any marketing and sales efforts towards the youth market seeking an alternative to traditional carbonated beverages such as Coca-Cola, Mountain Dew, or Red Bull.

The term “Gogoplata” represents an identification with the growing sport of mixed martial arts. A gogoplata is an aggressive finishing move in Brazilian jiu-jitsu which is one of the cornerstone disciplines of modern mixed martial arts.

Since our inception on July 23, 2010 through July 31 2010, we have not generated any revenues and have incurred a net loss of $2,250 for the fiscal year. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Since inception, we have developed our business concept which involves energy drinks targeted to young males. We intend to secure a contract manufacturer to produce our first product, Gogoplata Energy and we have secured the domain name, drinkgogoplata.com to promote and sell our first product.

As of the date of this prospectus we have only one officer and director acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for advertising expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

The Offering

Common Stock Offered

  for Sale .................  Up to a maximum of 2,000,000 shares.

Price to the Public ........  $0.01 per share in cash.

Use of Proceeds

  Primarily for ............  Offering expenses, sales and marketing,

                              independent contractors and web site

                              improvement.

Number of Shares

  Outstanding Prior

  to the Offering ..........  2,500,000

Number of Shares

  Outstanding After

  the Offering .............  2,700,000 if 10% of offering sold.

                              3,000,000 of 25% offering sold.

                              3,500,000 if 50% of offering sold.

                              4,000,000 if 75% of offering sold.

                              4,500,000 if 100% of offering sold.

Plan of Distribution .......  This is a direct public offering,

                              with no commitment by anyone to

                              purchase any shares. Our shares

will be offered and sold by our officers. There is no share minimum investment required from individual investors.

Terms of the Offering ......  This is a BEST EFFORTS OFFERING.

                         This is a no minimum offering.

                              Accordingly, as shares are sold, we

                              will use the money raised for our

business. The offering will remain open until 365 days from the commencement

of the offering upon effectiveness of      this S-1, which may be extended for an additional 180days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

(1) Management may not, and will not purchase any shares in this offering.

RISK FACTORS

Investors in PDK Energy should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

An investment in the Common Stock offered hereby involves a high degree of risk.

We are a development stage company organized in July 2010 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Although we have established a business plan, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service and products, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of PDK to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history and no history as a public reporting company. Such limited operating history and the unpredictability of the beverage industry makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated August 02, 2010  our registered public accounting firm stated that our financial statements for the year ended July 31, 2010 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit, as we have experienced net operating losses since inception. Our continued net operating losses and our auditors’ doubts may hinder our ability to secure financing in the future and our efforts to continue as a going concern may not prove successful.

We will need additional financing to execute our business plan.

The projected revenues from these products are not adequate to support our expansion and product development programs. We will need substantial additional funds to:

•

effectuate our business plan;

•

expand our product line;

•

secure marketing and advertising for our products; file, prosecute, defend and enforce our intellectual property rights;

•

and expand production of our products as needed.

We will seek additional funds through public or private equity or debt financing, strategic transactions and other sources.

There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary. The failure to fund our capital requirements could have a material adverse effect on our business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing could result in additional dilution to our stockholders and the incurrence of indebtedness would result in increased debt service obligations that could result in operating and financing covenants that would restrict our operations. Funds from this offering will not be sufficient to fund operation we will need to raise additional  more money through equity or debt placement .

Increased competition could hurt our business.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include:

•

the taste and flavor of products; trade and consumer promotions;

•

rapid and effective development of new, unique cutting-edge products;

•

attractive and different packaging;

•

branded product advertising; and

•

pricing.

Our product competes with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation and with private label brands such as those carried by grocery store chains, convenience store chains and club stores. There can be no assurance that we will not encounter difficulties in maintaining our current revenues or market share or position due to competition in the beverage industry. If our revenues decline, our business, financial condition, and results of operations could be adversely affected.

Change in consumer preferences may reduce demand for our product.

Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will  purchase our product.

Health Awareness may effect sales of are product

There is increasing awareness and concern for the health consequences of obesity. Our product contains sugar naturally occurring from a blend of seven natural fruit juices. Since we do not offer a diet beverage, this could affect our profitability.

We depend on contract Manufactures that we may not be available

We except to rely on bottlers and other contract packers to manufacture our products. If we are unable to secure and then maintain good relationships with our bottlers and contract packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not directly manufacture our product, but instead except to outsource such manufacturing to bottlers and other contract packers. Although our production arrangements are expected to be generally of short duration or are terminable upon request, in the event of a disruption or delay, we may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period.

We may not predict the market for our products accurately.

We may not accurately estimate the demand for our products, as our ability to do so may be imprecise, particularly since Gogoplata Energy is a new product, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate the demand for our product or are unable to secure sufficient ingredients or raw materials including, but not limited to, glass bottles, labels, fruit pulp concentrates, fruit juice concentrates or packing arrangements, we might not be able to satisfy the demand on a short-term basis.

Significant changes in government regulation may hinder sales.

The production, distribution and sale in the United States of our products is subject to the Federal Food, Drug and Cosmetic Act and various other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of our product. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled and/or reformulated and/or repackaged, thus adversely affecting our financial condition and operations. Certain cities and states have also proposed or enacted taxes on soft drinks which may affect the market for our products.

Future Demand and Inventory Levels

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our retailer’s inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels will not be appropriate and our results of operations may be negatively impacted. If we fail to meet our delivery schedules, we could damage our relationships with distributors and/or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products. If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

Management Risks

Mr. Joffe, our sole officer and director, has no experience in framing an energy drink  business. The lack of experience in the industry could impact our return on investment, if any.

As a result of our reliance on Mr. Joffe, his lack of experience in developing an energy Drink, our investors are at risk in losing their entire investment. Mr. Joffe intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Joffe to make the appropriate management decisions.

Mr. Joffe is involved with other interests and there can be no assurance that he will continue to provide services to us. Mr. Joffe’s limited time devotion, less than 20 hours per month, to PDK Energy could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Joffe is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Joffe’s ability to work on behalf of our company. Mr. Joffe may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Joffe will devote only a portion, less than 20 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

We are highly dependent on our sole officer and director to operate and manage the Company as he is currently the Company’s only officer and director as well as employee. Loss of Mr. Joffe could result in our operations halting.

 The success of the Company's business is highly dependent upon the services, efforts and abilities of Eric Joffe, the Company's President and Chief Executive Officer.  The business of the Company could be materially and adversely affected by the loss of any of Mr. Joffe.  The Company does not maintain key man life insurance on the life of Mr. Joffe.  The Company does not have any employment agreements

Our results of operations may fluctuate due to seasonality.

Our sales are subject to seasonality. For example, we typically experience higher sales in summer time in coastal cities while sales remain constant throughout the entire year in some inland cities. In general, we believe our sales will be higher in the second and third quarter of the year when the weather is hot and dry, and lower in the fourth and first quarter of the year when the weather is cold and wet.

Sales peak during the months from June to September. Sales can also fluctuate during the course of a financial year for a number of other reasons, including the timing of advertising and promotional campaigns. As a result of these reasons, our operating results may fluctuate. In addition, the seasonality of our results may be affected by other unforeseen circumstances, such as production interruptions. Due to these fluctuations, comparison of sales and operating results between the same periods within a single year, or between different periods in different financial years, are not necessarily meaningful and should not be relied on as indicators of our performance.

Risks Relating to Our Organization

Eric Joffe our majority shareholder, owns a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Eric Joffe beneficially owns approximately 2,500,000 of our outstanding shares of common stock, or approximately 100% of our common stock.  As such, Eric Joffe has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “penny” stock, an in vestment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our preferred stock holders may have superior rights which could affect the rights of the common stockholders.

The Company is authorized to issue preferred stock.  The Board, without stockholder approval, may issue shares of the preferred stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock.  No preferred stock has been issued.  See "Description of Capital Stock -- Preferred Stock."

We will be subject to the requirements of section 404 of the Sarbanes-Oxley act. If we are unable to comply with section 404 in a timely manner or if the costs related to compliance are significant, our profitability, stock price and results of operations and financial condition could be materially adversely affected.

We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 as of January 18, 2010. Section 404 requires that we document and test our internal control over financial reporting and issue management's assessment of our internal control over financial reporting. This section also requires that our independent registered public accounting firm opine on those internal controls and management's assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. During the course of our ongoing evaluation and integration of the internal control over financial reporting, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review. We believe that the out-of-pocket costs, the diversion of management's attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that we or our auditors will not identify material weaknesses in internal control over financial reporting. If we fail to comply with the requirements of Section 404 or if we or our auditors identify and report such material weakness, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, all of which could have a material adverse effect on our business, results of operations and financial condition.

Our existing dividend policy and contractual restrictions limit our ability to pay dividends.

We have never declared a cash dividend on our common stock and do not expect to pay cash dividends for the foreseeable future. We expect that all cash flow generated from our operations in the foreseeable future will be retained and used to develop or expand our business. We will only be required to comply with the limited periodic reporting obligations required by Section 13(a) of the Exchange Act and we are not a fully reporting Company.

As a filer subject to Section 15(d) of the Exchange Act, we will not be required to prepare proxy or information statements. Our common stock will not be subject to the protection of the going private regulations. We will be subject to only limited portions of the tender offer rules. Our officers, directors, and more than ten percent shareholders will not file beneficial ownership reports about their holdings in your company and these persons will not be subject to the short swing profit recovery provisions of the Exchange Act.  More than five percent holders of classes of our equity securities will not be required to report information about their ownership positions in the securities.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

        Upon the effectiveness of this S-1, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that PDK Energy Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on July 31, 2010

Capital Stock	2,500
Additional Paid in Capital	(2,400)
Total	100

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $14,190. We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$2,000	$5,000	$10,000	$15,000	$20,000

Less: Offering Expenses
Legal	$1,440	$3,690	$5,000	$5,000	$5,000
Accounting	$500	$500	$500	$500	$500
Copying	$50	$50	$300	$300	$300
SEC & State Filing Fees	$10	$10	$10	$10	$10

Net Proceeds from Offering	$0	$0	$4,190	$9,190	$14,190

Use of Net Proceeds

Drink Development	$0	$0	$2,940	$5,000	$5,000
Transfer Agent Fees	$0	$0	$1,250	$1,250	$1,250
Accounting	$0	$0	$0	$1,500	$1,500
Working Capital	$0	$0	$0	$1,440	$6,440

Total Use of Net Proceeds	$0	$0	$4,190	$9,190	$14,190

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;

•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of July 31, 2010, PDK Energy’s  net tangible book value was $(2,150)or $(0.00) per share. Net tangible book value is the aggregate amount of PDK’s tangible assets less its total liabilities. Net tangible book value per share represents PDK Energy’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), PDKs’ net tangible book value as of the closing of this offering would increase from $(0.00) to $.01 per share. This represents an immediate increase in the net tangible book value of approximately $.01 per share to current shareholders, and immediate dilution of about $.09 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock........... $0.10

Net tangible book value per share prior to offering....... $0.00

Increase per share attributable to new investors.......... $0.01

Net tangible book value per share after offering.......... $0.01

Dilution per share to new investors....................... $0.09

Percentage dilution........................................ 90%

The following assumes the sale of 75% of the shares of common stock in this offering. As of July 31, 2010, PDK Energy’s net tangible book value was $(2,150) or $0.00 per share of common stock. Net tangible book value is the aggregate amount of PDK Energy’ tangible assets less its total liabilities. Net tangible book value per share represents PDK Energy’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), PDK Energy’ net tangible book value as of the closing of this offering would increase from $0.00 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.09 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock........... $0.10

Net tangible book value per share prior to offering....... $0.00

Increase per share attributable to new investors.......... $0.01

Net tangible book value per share after offering.......... $0.01

Dilution per share to new investors....................... $0.09

Percentage dilution....................................... 90%

The following assumes the sale of 50% of the shares of common stock in this offering. As of July 31, 2010, PDK Energy’s net tangible book value was $(2,150)or $0.00 per share of common stock. Net tangible book value is the aggregate amount of PDK Energy’s tangible assets less its total liabilities. Net tangible book value per share represents PDK’s tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), PDK Energy’s net tangible book value as of the closing of this offering would increase from $0.00 to $.00 per share. This represents an immediate increase in the net tangible book value of $.00 per share to current shareholders, and immediate dilution of $.01 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock............ $0.10

Net tangible book value per share prior to offering........ $0.00

Increase per share attributable to new investors........... $0.00

Net tangible book value per share after offering........... $0.00

Dilution per share to new investors........................ $0.10

Percentage dilution......................................... 100%

The following assumes the sale of 25% of the shares of common stock in this offering. As of July 31, 2010, PDK Energy’s net tangible book value was $(2,150) or $0.00 per share of common stock. Net tangible book value is the aggregate amount of PDK Energy’ tangible assets less its total liabilities. Net tangible book value per share represents PDK Energy’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000  shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), PDK Energy’ net tangible book value as of the closing of this offering would increase from $0.00 to $.00 per share. This represents an immediate increase in the net tangible book value of $.00 per share to current shareholders, and immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock............. $0.10

Net tangible book value per share prior to offering......... $0.00

Increase per share attributable to new investors............ $0.00

Net tangible book value per share after offering............ $0.00

Dilution per share to new investors......................... $0.10

Percentage dilution......................................... 100%

The following assumes the sale of 10% of the shares of common stock in this offering. As of July 31, 2010, PDK Energy’s net tangible book value was $(2,150), or $0.00 per share of common stock. Net tangible book value is the aggregate amount of PDK Energy’ tangible assets less its total liabilities. Net tangible book value per share represents PDK Energy’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), PDK Energy’ net tangible book value as of the closing of this offering would increase from $0.00 to $.00 per share. This represents an immediate increase in the net tangible book value of $.00 per share to current shareholders, and immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock................. $0.10

Net tangible book value per share prior to offering............. $0.00

Increase per share attributable to new investors................ $0.00

Net tangible book value per share after offering................ $0.00

Dilution per share to new investors............................. $0.10

Percentage dilution.............................................. 100%

SHARES OFFERED

      We do not have any security holders offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The table below assumes the sale of the 2,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Current Shareholders	2,500,000	55.55%	$0	0%	$0.00
Public Stockholders	2,000,000	44.45%	$20,000	100%	$0.10
Total	4,500,000	100%	$20,000	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 2,000,000 shares of common stock, at $0.01 per share, on a “best efforts,” basis in a “direct public offering” through our officer. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by PDK Energy Inc. No commissions will be paid for the sale of the 2,000,000 shares offered by PDK Energy.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, who may be considered underwriters as that term is defined in Section 2(a)(11). Our officer will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares. Our officer intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of our officer;

Our officer will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	they must not be subject to a statutory disqualification;
•	They must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	they must not be an associated person of a broker-dealer;
•

they must primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of PDK Energy Inc. otherwise than in connection with transactions in securities; and

•

they must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

 Our officer will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Our officer, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by PDK Energy to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to PDK Energy where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for PDK Energy to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by our officer and the funds deposited into an account labeled: PDK Energy Inc., within four (4) days of acceptance;

•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 200,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Eric Joffe	2,500,000	100%	55.55%
All Directors, Officers and Principal Stockholders as a Group	2,500,000	100.00%	55.55%

(1)

The address of each shareholder is care of PDK Energy Inc at 2911 Hilltop Drive Ann Arbor, Michigan 48103 otherwise stated.

(2)

Eric Joffe was issued 2,500,000 on July 23,2010

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share. 2,500,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 2,000,000 shares offered herein, we will have outstanding 4,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of PDK Energy, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.01 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);

•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our officers may later determine to authorize options and warrants for our Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Angela Collette Esq. issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements as of July 31, 2010 are included in this prospectus and have been audited by Peter Messineo, CPA independent registered auditor, as set forth in his audit report dated August 2, 2010 thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

None

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of PDK Energy will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. Our officers and directors are indemnified as provided by the Mississippi Revised Statutes and our Bylaws.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

PDK Energy Inc. is a development stage company incorporated in the State of Mississippi in July 23, 2010. We were formed to engage in the creation of a drink called, Gogoplata Energy, as our first product offering.

We intend to develop, market, and distribute unique beverage brands and products that are positioned for the youth and energy drink markets and are targeted to the growing category of lifestyle, nonalcoholic beverages.

Teens and young adults, specifically young males, are the target for our products. We intend to identify with a popular lifestyle trend for this demographic group to position our beverage products. Gogoplata Energy is influenced by the extremely popular sport of mixed martial arts.

We intend to use eye catching graphics, authentic designs that are specifically related to the lifestyle segment that we intend to address. We will also attempt to price our products at the lower end of the pricing spectrum for energy drinks to appeal to the broadest possible audience.

We also anticipate that we will develop our beverage products using only natural ingredients. We believe that this will distinguish our products from others in the marketplace and will allow for an add ed value to the consumer.  Some of the energy ingredients in the variety of energy drinks include:

•

Royal Gelly (Honey bee byproduct)

•

Ginseng (Herbal root very popular in Asia)

•

Ashwaganda (Member of the pepper family also known as Indian ginseng)

•

Horny Goat Weed (Chinese plant)

•

Skullcap (North American perennial herb)

•

White Willow (North American tree bark, natural alternative to aspirin)

•

Black Seed (Ancient herbal remedy in Asia, Africa and the Middle East)

•

Guarana (Fruit vine found in Amazon Basin with a powerful caffeine bean)

•

Taurine (A naturally occuring acid)

Products

Our Gogoplata Energy brand will be  directed to consumers who prefer energy beverage products to traditional carbonated soft drinks such as Coca-Cola®, Pepsi® and 7-Up®. The energy beverage category is attractive to us because we believe that we will be able to develop niche products for specific groups and will be able to market more effectively.

Our first product is named “Gogoplata Energy”. It is designed to appeal to a consumer that wants an energy drink that is identified with the sport of mixed martial arts.

We intend to develop other products targeting other consumer needs in the energy drink category such as intense energy, sugar free, and organic. We currently have not expanded beyond these concepts at this time.

Sales, Marketing and Distribution

Our sales and marketing strategy anticipates focusing our efforts on developing brand awareness and trial through sampling both in stores and at events. We expect to employ a “PUSH” - “PULL” promotional and advertising strategy to build brand awareness, generate trial/sampling purchases and gain distribution of Gogoplata Energy.  Our planned three stage “go-to-market” approach first educates the consumer about the product through a combination of grassroots marketing and public relations initiatives, then makes the product readily available with direct and three-tier distribution, and finally implement programs to motivate consumers to buy Gogoplata Energy.

“PUSH,” or “getting the product on the shelf,” provides the programs necessary to gain distribution and secure product placement on retailer’s limited shelves and/or nightclub’s back bar-space. It consists of customer marketing funds designed to support the customer’s best promotional and consumption building vehicles, as well as employee incentive and training programs, while providing materials that clearly communicate Gogoplata Energy’s s key brand benefit: “Gogo Energy when you need it most.”  These materials consist of a variety of “communication messages,” including those listed above as well as shelf and cooler signs, neck hangers, window banners, floor displays with header cards, table tents, menus, back bar pieces and logo apparel. We intend to budget approximately 10% of our gross sales as a contribution to these customer marketing funds, as well as provide participation with our distributors by matching funds (i.e., we provide $1.00 per case and the distributor provides $1.00 per case; together, we contribute $2.00 towards the customers’ best promotional vehicles).

“PULL,” or getting the product “off-the-shelf” and into the hands of happy consumers, answers the biggest question posed by buyers: “What are you doing to drive consumers into my store to purchase your product?” Pull programs are designed to entice and educate consumers, while motivating them to sell or purchase our product. Various Pull programs include advertising directed towards the consumer (print, radio, TV, internet, direct mail, etc.), instant redeemable or mail-in coupons, mail-in money back rebates, retailer loyalty programs, co-branding with complementary products, and wet sampling events. We will employ all of the above, budgeting an additional 10% to support these programs that reach our targeted audience.

The following are a sample of the creative approaches and tactics we may use to build our brands:

•

Media advertisements (newspaper and magazine) that will be placed with the advice of media buying professionals;

•

Improved electronic presence (enhanced website and e-mail communication);

•

In-store sales promotions;

•

Targeted sponsorship and sampling of brand-building events such as extreme sports and mixed martial arts;

•

On premise marketing with the Gogoplata Energy model team.

Seasonality

We believe that sales of ready-to-drink beverages are somewhat seasonal, with the second and third calendar quarters accounting for the highest sales volumes. The volume of sales in the beverage business may be affected by weather conditions. Sales of our beverage products may become increasingly subject to seasonal fluctuations. Quarterly fluctuations may also be affected by other factors, including the introduction of new products, the opening of new markets where temperature fluctuations are more pronounced, the addition of new bottlers and distributors, changes in the mix of sales of our finished products and changes in and/or increased advertising, marketing and promotional expenses.

Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our product competes with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

It is our estimate that important factors affecting our ability to compete successfully include:

•

the taste and flavor of our products;

•

trade and consumer promotions;

•

rapid and effective development of new, unique, cutting-edge products;

•

attractive and different packaging;

•

branded product advertising; and pricing.

We also expect to compete for distributors who will concentrate on marketing our products over those of our competitors, provide stable and reliable distribution, and secure adequate shelf-space in retail outlets. Competitive pressures in the alternative, energy, and functional beverage categories could cause our products to be unable to gain market share and we could experience price erosion, which could have a material adverse affect on our business and results.

We compete not only for consumer acceptance, but also for maximum marketing efforts by multi-brand licensed bottlers, brokers and distributors, many of which have a principal affiliation with competing companies and brands. Our product competes with all liquid refreshments and with products of much larger and substantially better-financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo, Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods, Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private la bel brands such as those carried by grocery store chains, convenience store chains and club stores.

Intellectual Property

We rely on common law rights to our trademark “Gogoplata Energy” The common law rights protect the use of this mark used to identify our product. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition. We also rely on trade secrets and proprietary know-how to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Regulation

The Food and Drug Administration issues rules and regulations for the beverage industry, including, but not limited to, the labeling and formulary ingredients of beverage products. We are also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, and labeling of our product. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income, or competitive position. Regulatory guidelines, however, are constantly changing, and there can be no assurance that our product and our third-party manufacturers will be able to comply with ongoing government regulations.

Employees

We are a development stage company and currently have only one part-time employee, Eric Joffe, who is also our sole officer and director. We look to Mr. Joffe for his entrepreneurial skills and talents. For a discussion of Mr. Joffe’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Joffe will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only util ize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Joffe is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

PDK Energy is a development stage company incorporated in the State of Mississippi in July 23, 2010. We were formed to engage in the business of developing a drink called, Gogoplata energy. During our initial formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. We commenced our business operations on July 23, 2010 through the purchasing of the initial page of our website (www.Gogoplataenergy.com)

Results of Operations

Liquidity and Capital Resources

The Company has only $2,850 in cash in which to satisfy its liabilities. With this, we do not have sufficient capital to meet our capital requirements for the next twelve (12) months. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to our officer and director or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We believe we will approximately need a minimum of $12,000 to implement our business plan effectively for the next 12 months which is less than the total amount derived from this offering. We expect to operate for six months upon completion the offering.  Once we commence operations, our funds will be used at approximately $1,500 per month.

Over the next twelve months, we anticipate expenses will be approximately $15,000, which includes administrative costs, including professional fees and general business expenses, including costs related to complying with our filing obligations as a reporting company. We anticipate a deficiency of approximately $9,000. Our President, Eric Joffe has indicated that he is prepared to loan such funds to us for these expenses, but there are no formal arrangements in this regard and it is not legally obligated to loan funds to us.

If 100% of the proceeds are raised, we will be able to launch a fully functioning website and have 108 cases of our drink produced, begin preliminary marketing for approximately three months.

If 75% of the proceeds are raised we will be able to launch a scaled down website  and produced 81 cases of our drink and operate for approximately two months.

If 50% or less of the proceeds are raised, we will not be able to commence any additional operations beyond our current website.  In the past, the officers and directors have provided any cash needed for operations, including any cash needed for this Offering.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 2911 Hilltop Drive Ann Arbor, MI 48103

We have no monthly rent, nor do we accrue any expense for monthly rent. Eric Joffe provides us a facility in which we conduct business on our behalf. Eric Joffe does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Eric Joffe. Office services are provided without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

On July 23 2010 in exchange for providing $100 in cash, Eric Joffe received 2,500,000 shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock.

Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future. We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

          The following table and subsequent discussion contains the complete and accurate information concerning our director and executive officer, his age, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering. Our director is not independent.

Name	Age	Term Served	Title / Position(s)
Eric Joffe	32	Since 2010	President & Director

 There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Eric Joffe, age 32. Over the past five years, Mr. Joffe has been involved in a number of entrepreneurial pursuits, including a privately held services company that began operations in 1974. Additionally, Mr. Joffe was previously employed by Cold Gin Corp (OTCBB:CLGC) as its president . He is currently employed by Cephas Holding Corp. (pinksheets: CEHC) as general manager. Mr. Joffe has a Bachelor of Business Administration from Eastern Michigan University, with an emphasis in accounting.

        Our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

          No officer, director, or persons nominated for such positions and no promoters or significant employee of PDK Energy, Inc.  has been involved in legal proceedings that would be material to an evaluation of officers and directors.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors from inception (July 23, 2010 ) to July 23, 2010.

Summary Compensation Table

The officers and directors have not received any monetary compensation or salary since the inception of the Company. The officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to PDK Energy, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

PDK Energy did not grant any stock options to the executive officer during the most recent fiscal year ended December 31, 2009. PDK Energy has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

There is no Future Compensation

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Mississippi.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Mississippi law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock is excepted to be Worldwide Stock Transfer .

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for

our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 4,500,000. Of these shares, 2,000,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 2,000,000 shares will be sold. Our officer and director will not be purchasing shares in this offering. The remaining 2,500,000 shares of common stock held by our existing stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The 2,500,000 Shares issued to our officer are Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•	the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates.

PDK ENERGY INC.

FINANCIAL STATEMENTS

JULY 31, 2010

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

PDK Energy, Inc.

I have audited the balance sheets of PDK Energy, Inc. as of July 31, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the year then ended and for the period July 23, 2010 (date of inception) through July 31, 2010.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of PDK Energy, Inc. as of July 31, 2010, and the results of its operations and its cash flows for the year then ended and for the period July 19, 2010 (date of inception) through July 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

August 2, 2010

PDK ENERGY INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS AT JULY 31, 2010

ASSETS

CURRENT
Cash	$ 2,850

TOTAL ASSETS	$ 2,850

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Due to shareholder	$ 5,000

TOTAL LIABILITIES	5,000

STOCKHOLDER EQUITY

Preferred shares, $.01 par value, authorized - 1,000,000
Commons shares, $.001 par value, authorized - 100,000,000
- issued and outstanding - 2,500,000	2,500
Additional paid in capital	(2,400)
Accumulated deficit during development stage	(2,250)

TOTAL STOCKHOLDER EQUITY	(2,150)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 2,850

The accompanying notes are an integral part of these financial statements.

PDK ENERGY INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FROM INCEPTION(JULY 23, 2010) TO JULY 31, 2010

REVENUE	$ -

EXPENSES
General and administrative	2,250

Total Expenses	2,250

NET INCOME(LOSS)	$ (2,250)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	2,500,000

NET INCOME(LOSS) PER SHARE	$ (0.00)

The accompanying notes are an integral part of these financial statements.

PDK ENERGY INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM INCEPTION(JULY 23, 2010) TO JULY 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ (2,250)
Adjustment to reconcile net loss to net cash
used in operating activities:
Issuance of common stock for services and expenses	-

Net cash used in operating activities	(2,250)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	100
Advances from an officer	5,000

Net cash provided by financing activities	5,100

INCREASE (DECREASE) IN CASH	2,850

CASH, Beginning of period	-

CASH, End of period	$ 2,850

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -
Income taxes paid	$ -

The accompanying notes are an integral part of these financial statements.

PDK ENERGY INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION(JULY 23, 2010) TO JULY 31, 2010

	COMMON STOCK		ADDITIONAL	ACCUMULATED
	SHARES	AMOUNT	PAID IN CAPITAL	DEFICIT	TOTALS

Balance - July 23, 2010	-	$ -		$ -	$ -

Issuance of shares for cash	2,500,000	2,500	(2,400)	-	100

Net loss - July 31, 2010	-	-		(2,250)	(2,250)

Balance - July 31, 2010	2,500,000	$ 2,500	$ (2,400)	$ (2,250)	$ (2,150)

The accompanying notes are an integral part of these financial statements.

PDK ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2010

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

PDK ENERGY INC. (the “Company”) was organized in the State of Mississippi on July 23, 2010.  We commenced operations in July 2010.  PDK Energy Inc. is a development stage company focused on developing, marketing and distributing unique beverage brands for the youth and energy drink markets.

The Company’s fiscal year end is July 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Codification Topic 915 (“ASC 915”).  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  These interim financial statements include all of the necessary adjustments to make them not misleading.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

PDK ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2010

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating the percentage of awards which will be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  When stock is issued as payment for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

For the period ended July 31, 2010 there was no issuance of equity ownership for services.  As of July 31 2010 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

PDK ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2010

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through July 31, 2010, the Company has had no operations.  As of July 31, 2010, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Federal Income Taxes:

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of July 31, 2010 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$              800

                   Equity instruments issued for compensation

                 -

             Total deferred tax assets

                800

                   Less valuation allowance

           (800)

$          --====

Note 4 - Note Payable - Shareholder

On July 20, 2010, $5,000 was advanced to the Company by the majority shareholder.  The note bears interest at the rate of 8% per annum, is unsecured and there are no fixed terms of repayment.  The note can be converted to common stock at any time at a conversion price of $.007 per common share of stock.  As of July 31, 2010, there is no beneficial conversion, which would affect both the financial results and the dilutive earnings per share.

PDK ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2010

Note 5 – Related Party Transaction:

The Company issued 2,500,000 shares of common stock to its founder and director for a cash consideration of $100 on July 23, 2010.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has little need for office space, therefore, does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.  Management will assess the valuation of the utilized space at such time that the activities and utilization of the facilities become material.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

Note 6 – Capital Equity:

The Company has two classes of stock:

1.

Preferred shares:  1,000,000 shares authorized, par value $.01.  Preferred shares have 100 votes per common stock equivalent.  There have been no preferred shares issued to date.

2.

Common shares:  100,000,000 shares authorized, par value $.001.  Each common share has 1 vote per share.  There have been 2,500,000 shares issued to date.

Note 7 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

Effective January 1, 2010, the Company adopted an accounting standard update regarding accounting for transfers of financial assets. As codified under Accounting Standards Codification, or ASC, 860, this update prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Specifically, among other aspects, the update amends Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS 140, by removing the concept of a qualifying special-purpose entity from SFAS 140 and removes the exception from applying FASB Interpretation No. 46, Consolidation of Variable Interest Entities (revised), to variable interest entities that are qualifying special-purpose entities. It also modifies the financial-components approach used

PDK ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2010

Note 6 – Financial Accounting Developments (continued):

in SFAS 140. Since the update is effective for transfer of financial assets occurring on or after January 1, 2010 and the Company has not had any such transactions subsequent to January 1, 2010 to date, the adoption of this update did not have an impact on the Company’s financial statements.

Effective January 1, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued guidance changing the approach used to determine the primary beneficiary of a variable interest entity. The guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity, amends previous guidance for determining whether an entity is a variable interest entity, and adds as a reconsideration event any change in facts and circumstances where the holders of the equity investment at risk, as a group, lose the power to direct the activities of the entity that most significantly impact the entity’s economic performance. In addition, the revised guidance requires enhanced disclosures regarding an enterprise’s involvement in a variable interest entity. The new guidance is effective for the Company beginning January 1, 2010 and is not expected to have a material impact on the Company’s financial statements.

In June 2009, the FASB issued FAS No.168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162.” This statement established the FASB Accounting Standards Codification as the source of authoritative U.S. generally accepted accounting principles (GAAP). This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of this statement did not have a material effect on the Company’s financial statements.       Subsequent to the issuance of FAS No. 168, the FASB has released Accounting Standard Update Nos. 2009-01 through 2009-15. The Company has reviewed each of these updates and determined that none will have a material impact on the Company’s financial statements.

Prospectus

_______________________

PDK Energy Inc.

2911 Hilltop Drive

Ann Arbor, MI 48103

Tel No. 734-274-9403

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 79-4-8.51 of the Mississippi Business Corporation Act, or the MBCA, gives a corporation the authority to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

•

he conducted himself in good faith and reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

•	he engaged in conduct which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

Section 79-4-8.51 of the MBCA also provides that unless ordered by a court, a corporation may not indemnify a director thereunder:

•

in connection with any proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or

•

in connection with a proceeding with respect to conduct for which the director was adjudged liable to the corporation on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 79-4-8.52 of the MBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or other wise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 79-4-8.56 of the MBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

•	to the same extent as to a director; and

•

if he is an officer but not a director, or is an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (b) liability arising out of conduct that constitutes (1) receipt by him of a financial benefit to which he is not entitled, (2) an intentional infliction of harm on the corporation or the shareholders, or (3) an intentional violation of criminal law.

An officer of the corporation who is not a director is entitled to mandatory indemnification under Section 79-4-8.52 of the MBCA to the same extent to which a director may be entitled to indemnification.

According to our articles of incorporation, we shall, to the fullest extent permitted by Section 79-4-2.02(a)(5) of the MBCA indemnify any and all persons whom we shall have the power to indemnify under that section from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section. The indemnification provided for in our articles of incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Under the articles of incorporation, the indemnification shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

In addition, our bylaws require us to indemnify and hold harmless (to the fullest extent permitted by the MBCA) each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of us or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain limitations, we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our board of directors. The right to indemnification shall be a contract right and shall include the right to be paid by us the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the MBCA requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

 Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount

                                          ----------

SEC registration fee ...................  $    10.00

Copying ................................      300.00

Legal fees and expenses ................    3,000.00

Accounting fees and expenses ...........    2,500.00

                                          ----------

       Total                               $5,810.00

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

During  July 2010, in exchange for providing consulting services related and $100 in cash, Eric Joffe  received 2,500,000 shares of our common stock.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

 Number      Exhibit Name

 -------     ---------------------------------------------

 1.1       Subscription Agreement

 3.1       Certificate of Incorporation

 3.2       By-Laws

 5.1       Opinion of Angela Collette, Esq.

             regarding legality

23.1       Consent of Peter Messieno

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

          The undersigned registrant undertakes:

          (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

              (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Mississippi law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities

(other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Ann Arbor, State of Michigan, on August 9, 2010

/s/ Eric Joffe

Eric Joffe

President and Director In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                      TITLE                        DATE

      ---------                      -----                        ----

/s/ Eric Joffe President and Director

August 9, 2010

---------------------

(Chief Executive Officer)

Eric Joffe

/s/ Eric Joffe

Treasurer and Director      August 9, 2010

---------------------

(Principal Financial Officer, Eric Joffe

             Chief Accounting Officer)

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

PDK Energy Inc.

                         INDEX TO EXHIBITS

                          -----------------

---------------------------------------------------------------------------

SEC REFERENCE           TITLE OF DOCUMENT             LOCATION

NUMBER

---------------------------------------------------------------------------

1.1                     Subscription Agreement        Filed herewith                  ---------------------------------------------------------------------------

3.1                     Certificate of

Filed herewith

                        Incorporation and Amendment

----------------------------------------------------------------------

3.2                     By-Laws                       Filed herewith

----------------------------------------------------------------------

--------------------------------------------------------------------------

5.1                     Opinion of Angela Collette      Filed herewith

                         regarding legality

---------------------------------------------------------------------------

23.1

Consent of Peter Messineo

Filed herewith